Pricing Agreement


Merrill Lynch, Pierce, Fenner & Smith Incorporated,
      As Representative of the several
      Underwriters named in Schedule I hereto,
c/o   Merrill Lynch, Pierce, Fenner & Smith Incorporated
      World Financial Center, North Tower
      New York, New York  10281

                                                         Date: December 20, 1996

Ladies and Gentlemen:

      Mellon Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and Mellon Bank Corporation, a Pennsylvania corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 3, 1996 (the "Underwriting Agreement"), between the Designated Trust, Mellon Capital I, Mellon Capital III and the Company on the one hand and Goldman, Sachs & Co., as the representatives of the underwriters, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Trust consists of debt securities of the Company (the "Subordinated Debentures"), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein or to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representative referred to in such Section 12 are set forth in Schedule II hereto.

      An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

      The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representative to the Designated Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representative, but in no event earlier than the First Time of Delivery or, unless the Representative and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

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



      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

                                        Very truly yours,

                                        Mellon Bank Corporation



                                        By:    /s/ Steven G. Elliott
                                            ----------------------------
                                               Name:  Steven G. Elliott
                                               Title: Vice Chairman


                                        Mellon Capital II
                                        By:    Mellon Bank Corporation,
                                               as Depositor



                                        By:    /s/ Steven G. Elliott
                                            ----------------------------
                                               Name:  Steven G. Elliott
                                               Title: Administrative Trustee

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated,
As Representative of the Underwriters
  Named in Schedule I hereto



By:  /s/ Eric Heaton
    -------------------
     Name:  Eric Heaton
     Title: Vice President

On behalf of each of the Underwriters

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



                                   SCHEDULE I
                                                                                                        Maximum Number
                                                                                Number of           of Optional Designated
                                                                             Firm Designated           Securities Which
                                                                               Securities                   May be
                             Underwriter                                     to be Purchased               Purchased


Merrill Lynch, Pierce, Fenner & Smith Incorporated....................           250,000                       0
Goldman, Sachs & Co...................................................           250,000                       0
     Total............................................................           500,000                       0



                                   SCHEDULE II


Designated Trust:

         Mellon Capital II

Title of Designated Securities:

         7.995% Capital Securities, Series B

Aggregate principal amount:

         Aggregate principal amount of Designated
         Securities to be sold: $500,000,000

Price to Public:

         100% of the principal amount of the Designated Securities, plus accrued Distributions, if any, from date of original issuance

Purchase Price by Underwriters:

         100% of the principal amount of the Designated Securities, plus accrued Distributions, if any, from date of original issuance

Underwriters' Compensation:

         As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the accounts of the several Underwriters, an amount equal to $10 per preferred security for the Designated Securities to be delivered at each Time of Delivery.

Specified funds for payment of purchase price:

         Federal (same day) Funds

Stock Exchange Listing

         None.

Accountants' Letter to be delivered on date of Pricing Agreement:

         No.

Trust Agreement:

         Amended and Restated Trust Agreement, dated as of December 20, 1996, between the Company and the Trustees named therein

Indenture:

         Indenture, dated as of December 3, 1996, between the Company and The Chase Manhattan Bank, as Debenture Trustee

Guarantee:

         Guarantee Agreement, dated as of December 20, 1996, between Company and The Chase Manhattan Bank, as Guarantee Trustee

Expense Agreement:

         Agreement as to Expenses and Liabilities, dated as of December 20, 1996, between the Company and Mellon Capital II

Maturity:

         January 15, 2027

Interest Rate:

         7.995%

Interest Payment Dates:

         January 15 and July 15, commencing July 15, 1997

Extension Period:

         Up to 10 semi-annual periods.

Redemption Provisions:

         The redemption provisions set forth in Section 4.2 of the Trust Agreement shall apply to the Designated Securities and the Designated Securities shall be redeemable on and after January 15, 2017 at a redemption premium equal to 3.9975% for the year beginning on such date, declining ratably to par for the year beginning January 15, 2017.

Sinking Fund Provisions:

         No sinking fund provisions.


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


Time of Delivery:

         10:00 a.m., New York City time
         December 30, 1996

Closing Location:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004

Names and addresses of Representatives:

         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center, North Tower
         New York, New York  10281


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